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                                                                    Exhibit 99.1

                       TERAYON COMMUNICATION SYSTEMS, INC.

                                  CERTIFICATION

In connection with the periodic report of Terayon Communication Systems, Inc. (the "Company") on Form 10Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Zaki Rakib, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: May 15, 2003                          By:      /s/ Zaki Rakib
                                                     --------------
                                                     Zaki Rakib
                                                     Chief Executive Officer